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                                                                    EXHIBIT 99.2

Monday February 1, 2:08 pm Eastern Time

Company Press Release

Guidant Completes Acquisition of Sulzer Medica's Electrophysiology Business

INDIANAPOLIS--(BW HealthWire)--Feb. 1, 1999--Guidant Corporation (NYSE:GDT - news; PCX:GDT) today announced the completion of its acquisition of Sulzer Medica Ltd's (Swiss Stock Exchange:SMEN) (NYSE:SM - news) electrophysiology
business.   The acquisition price, including related fees, is approximately $810 million cash, subject to final adjustments.

Initial financing of the transaction will be done through the company's commercial paper capabilities followed by the issuance of longer-term debt of approximately $500 million. Proceeds from the debt issuance will be used to reduce commercial paper.

A global leader in the medical device industry, Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease.

For more information on Guidant's products and services, visit the company's Web site at http://www.guidant.com.

Contact:
     Guidant Corporation
     Todd McKinney, Investor Relations, 317/971-2094
     Rob Allen, Media Relations, 317/971-2031
     Carol A. Lindahl, Media Relations, 651/582-4461